                                                                   EXHIBIT 10.22

                            IMARX THERAPEUTICS, INC.

                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

     THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the "AGREEMENT") is entered into as of October 10, 2002, by and among IMARX THERAPEUTICS, INC., a Delaware corporation (the "COMPANY"), and the investors listed on Exhibit A hereto, referred to hereinafter as the "INVESTORS" and each individually as an "INVESTOR."

                                    RECITALS

     WHEREAS, certain of the Investors and the Company have entered into that certain Investor Rights Agreement dated August 9, 2000 (the "PRIOR RIGHTS AGREEMENT") and, in accordance with Section 5.6 of the Prior Rights Agreement, the Company and certain of the signatories to the Prior Rights Agreement whose signatures appear below and who hold, in the aggregate, the percentage of capital stock of the Company required to amend and restate the Prior Rights Agreement desire to amend and restate the Prior Rights Agreement as set forth herein.

     WHEREAS, the Investors have purchased shares of the Company's Series A Convertible Preferred Stock and/or Series D Convertible Preferred Stock (the "PREFERRED STOCK") pursuant to various stock purchase agreements, most recently pursuant to that certain Series D Preferred Stock Purchase Agreement, dated as of the date hereof (the "PURCHASE AGREEMENT");

     WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement; and

     WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, the parties desire to enter into this Agreement to grant registration, information and other rights to the Investors as set forth below.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Prior Rights Agreement shall be amended and restated in its entirety as follows:

SECTION 1. GENERAL.

     1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          "HOLDER" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

          "INITIAL OFFERING" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

          "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

          "REGISTRABLE SECURITIES" means (a) Common Stock of the Company issued or issuable upon conversion of the Shares, (b) any shares of Common Stock issued to the Investors on or prior to the date hereof, and (c) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned, or as to which all registration rights of such Holder have terminated under Section 2.7.

          "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

          "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders (up to a maximum of $10,000 for the Initial Offering and $5,000 for any registration thereafter), blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          "SEC" or "COMMISSION" means the Securities and Exchange Commission.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

          "SHARES" shall mean shares of the Company's Preferred Stock held by the Investors.

          "SPECIAL REGISTRATION STATEMENT" shall mean a registration statement relating to any employee benefit plan or with respect to any corporate reorganization or other transaction under Rule 145 of the Securities Act.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

     2.1 RESTRICTIONS ON TRANSFER.

          (A) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

               (I) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (II) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

               (III) Notwithstanding the provisions of subsections (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer (A) by a Holder which is a partnership to its partners or former partners in accordance with their respective partnership interests, (B) by a Holder which is a limited liability company to its members or former members in accordance with their respective interest in the limited liability company, (C) by a Holder to his or her family members or trusts, family limited partnerships or family limited liability companies, for the benefit of an individual Holder or his or her family member(s), (D) by a Holder which is a corporation to its shareholders in accordance with their respective interest in the corporation, or to its subsidiaries or other entities in which it holds a controlling interest, or (E) by a Holder to any affiliate of such Holder or any entity or vehicle including a partnership in which such Holder and/or its affiliates has a majority economic interest and which is managed by such Holder and/or its affiliates; provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

          (B) Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED

          UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

          (C) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

          (D) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

     2.2 DEMAND REGISTRATION. The Company covenants and agrees that at such time as it grants any holder of its capital stock or options, warrants or other rights to acquire its capital stock the right to demand that the Company file a registration statement under the Securities Act (other than pursuant to Form S-3 or successor form), this Agreement shall automatically be amended without further action by the Company or any Holder of Registrable Securities to include such demand registration rights in this Section 2.2.

     2.3 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within twenty (20) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities (but excluding Special Registration Statement(s)), all upon the terms and conditions set forth herein.

          (A) UNDERWRITING. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this
Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis based on the total number of shares of Common Stock owned by those stockholders who are not Holders desiring to participate in the underwriting. No such reduction shall (i) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, or (ii) reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. In no event will shares of any other selling stockholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than two-thirds (2/3) of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "HOLDER," and any pro rata reduction with respect to such "HOLDER" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "HOLDER," as defined in this sentence.

          (B) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with
Section 2.5 hereof.

     2.4 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (A) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (B) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this
Section 2.4:

               (I) if Form S-3 is not available for such offering by the Holders;

               (II) if the Company has, within the twelve (12) month period preceding the date of such request, already effected one (1) registration on Form S-3 for any Holders pursuant to this Section 2.4;

               (III) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than Five Hundred Thousand Dollars ($500,000);

               (IV) if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company's intention to make a public offering, other than pursuant to a Special Registration Statement, within sixty
(60) days;

               (V) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company, or if there be none, by the Chief Executive Officer, stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; or

               (VI) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (C) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.2 or 2.3, respectively.

     2.5 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under
Section 2.3 or Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the Holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.2 or Section 2.4, as applicable, in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the Holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 or Section 2.4 to a demand registration.

     2.6 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (A) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred eighty (180) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

          (B) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

          (C) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Holders may reasonably request to facilitate the disposition of Registrable Securities owned by them.

          (D) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (E) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (F) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (G) Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

     2.7 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 2 shall terminate and be of no further force and effect five
(5) years after the date of the Company's Initial Offering. In addition, a Holder's registration rights shall expire with respect to all Registrable Securities proposed to be sold by such Holder (and its affiliates, partners, former partners, members and former members) if (a) all such Registrable Securities may be sold under Rule 144 during any ninety (90) day period and (b) the Company has completed its Initial Offering and is subject to the provisions of the Exchange Act.

     2.8 DELAY OF REGISTRATION; FURNISHING INFORMATION.

          (A) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          (B) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

     2.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

          (A) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION") by the Company:

(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto,
(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon (i) a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder, or (ii) a Violation which occurs as a result of use by a Holder of a registration statement that the Holder was advised to discontinue use of pursuant to Section 2.15.

          (B) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and each person who controls such underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such (i) Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration, or (ii) such Violation occurs as a result of use by the Holder of a registration statement that the Holder was advised to discontinue pursuant to Section 2.15; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the net proceeds from the offering received by such Holder.

          (C) Promptly after receipt by an indemnified party under this Section
2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if based on the advice of counsel, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9. Notwithstanding the above, in the event more than one Holder is an indemnified party, the indemnifying party shall be obligated to pay the reasonable fees and expenses of only one counsel for all indemnified parties in each relevant jurisdiction (except to the extent that representation of all indemnified parties in any such jurisdiction would be inappropriate under applicable standards of professional conduct), and such single counsel shall be selected by the indemnified party or parties who registered the largest number of Registrable Securities in the offering at issue.

          (D) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities
Act) shall be entitled to contribution under this Section 2.9(d).

          (E) The obligations of the Company and Holders under this Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     2.10 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (a) by a Holder to a transferee or assignee which is a subsidiary, parent, affiliate, general partner, limited partner, retired partner, member, retired member or stockholder of a Holder, (b) by a Holder to a transferee or assignee which is a Holder's family member or trust for the benefit of an individual Holder or his family member(s), (c) by a Holder to a transferee or assignee which acquires at least five percent (5%) of the then outstanding Registrable Securities, or (d) by a Holder to a transferee or assignee in which all of Holder's Registrable Securities are transferred; provided, however, (i) the transfer of Registrable Securities complies with Section 2.1 hereof; (ii) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (iii) such transferee shall agree in writing to be subject to all restrictions set forth in this Agreement.

     2.11 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders holding at least seventy-five percent (75%) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

     2.12 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. Other than as provided in Section 5.11, after the date of this Agreement, the Company shall not, without the prior written consent of the Holders holding at least a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder unless such rights are granted to the Holders hereunder.

     2.13 "MARKET STAND-OFF" AGREEMENT; AGREEMENT TO FURNISH INFORMATION. Each Investor hereby agrees that such Investor shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Investor (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided that:

               (I) such agreement shall apply only to the Company's Initial Offering; and

               (II) all officers and directors of the Company and holders of at least two percent (2%) of the Company's voting securities enter into similar agreements.

     Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act so long as the Company and such representative agree that if the Holder supplying such information is not participating in the Offering and so requests, the Company and such representative shall treat such information as confidential, shall seek (with the cooperation and reasonable efforts of the Holder) a protective order, confidential treatment or other appropriate remedy, shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by Holder, provided, however, that no Holder who is not participating in the Offering and who is not a director or officer of the Company shall be required to provide such information unless such Holder is a holder of five percent (5%) of the outstanding shares of the Company as determined by the rules and regulations of the Exchange Act. Notwithstanding the foregoing, the Holders shall not be required to execute and deliver NASD Questionnaires to the Company or the representatives of the underwriters. The obligations described in this Section 2.13 shall not apply to a registration pursuant to a Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. Each Investor agrees that any transferee of any shares of Registrable Securities shall be bound by this Section 2.13.

     2.14 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

          (A) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the Initial Offering;

          (B) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

          (C) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

     2.15 NOTICE TO DISCONTINUE. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 2.6(f), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.6(f) and, if so directed by the Company, such Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice.

SECTION 3. COVENANTS.

     3.1 BASIC FINANCIAL INFORMATION AND REPORTING.

          (A) The Company will maintain in all material respects true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied ("GAAP"), and will set aside on its books all such proper accruals and reserves as shall be required under GAAP.

          (B) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred and twenty (120) days thereafter, the Company will furnish each Investor a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

          (C) The Company will furnish each Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with GAAP, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

          (D) The Company will furnish each Investor as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, a balance sheet of the Company as of the end of each such month, and a statement of income and a statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

     3.2 INSPECTION RIGHTS. Each Investor that holds at least 100,000 shares of Preferred Stock (and/or Common Stock issued upon conversion thereof) (as adjusted for stock splits, combinations, recapitalizations and the like) shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated to comply with this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

     3.3 CONFIDENTIALITY OF RECORDS. Each Investor agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information (but not less than reasonable care) to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information to any partner, member, subsidiary or parent of such Investor for the purpose of evaluating its investment in the Company as long as such partner, member, subsidiary or parent is advised of the confidentiality provisions of this Section 3.3; provided, that any financial information provided to the Investors pursuant to this Section 3 shall be deemed confidential, regardless of whether the Company identifies it as confidential.

     3.4 RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

     3.5 KEY MAN INSURANCE. Subject to the approval of the Board of Directors, the Company will use its best efforts to obtain and maintain in full force and effect term life insurance (with annual premiums which are reasonably acceptable to the Board of Directors) in the amount of Three Million Dollars ($3,000,000) on the life of Dr. Evan Unger; naming the Company as beneficiary.

     3.6 DIRECTORS' EXPENSES. The Company shall reimburse each of the members of its Board of Directors for all reasonable out-of-pocket expenses incurred by him/her in connection with attendance at Board meetings (including any meetings of committees of the Board) and any other activities as are required or requested by the Company (i.e., meetings, trade shows, etc.). Other than such reimbursement, the Company shall not pay any compensation to any of its directors for their services as directors, except that the Company may elect to compensate any independent director.

     3.7 DIRECTORS AND OFFICERS INSURANCE. The Company shall promptly, and in any event within ninety (90) days after the date hereof, obtain and maintain in full force and effect directors and officers insurance in an amount to be determined by the Company's Board of Directors in good faith.

     3.8 STOCK-BASED GRANTS AND AWARDS. All shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights, issued to employees, officers or directors of, or consultants or advisors, strategic partners, lenders and other creditors to the Company or any subsidiary, shall be issued pursuant to stock purchase or stock option plans or other arrangements approved by the Board of Directors (or a duly authorized committee of the Board) that contain a provision giving the Company or its designee a right of first refusal or right of first offer to purchase such shares of Common Stock prior to any transfer thereof, except transfers for estate planning purposes where the transferee agrees in writing to remain bound to such right of first refusal or right of first offer.

     3.9 TERMINATION OF COVENANTS. All covenants of the Company contained in
Section 3 of this Agreement shall expire and terminate as to each Investor upon the effective date of the registration statement pertaining to the Initial Offering which results in the Preferred Stock being converted into Common Stock.

SECTION 4. RIGHTS OF FIRST REFUSAL.

     4.1 SUBSEQUENT OFFERINGS. Each Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. Each Investor's pro rata share is equal to the ratio of (a) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "EQUITY SECURITIES" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or
(iv) any such warrant or right.

     4.2 EXERCISE OF RIGHTS. If the Company proposes to issue any Equity Securities, it shall give each Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Investor shall have thirty
(30) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

     4.3 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If not all of the Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Investors who do so elect and shall offer such Investors the right to acquire such unsubscribed shares. The Investors shall have five (5) days after receipt of such notice to notify the Company of their election to purchase all or a portion thereof of the unsubscribed shares. If the Investors fail to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Investor's rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to
Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Investors in the manner provided above.

     4.4 TERMINATION AND WAIVER OF RIGHTS OF FIRST REFUSAL. The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the effective date of the registration statement pertaining to the Company's Initial Offering which results in the Preferred Stock being converted into Common Stock. The rights of first refusal established by this Section 4 may be amended, or any provision waived, with the written consent of Investors holding at least seventy-five percent (75%) of the Common Stock issued or issuable upon conversion of the Shares held by all Investors.

     4.5 TRANSFER OF RIGHTS OF FIRST REFUSAL. The rights of first refusal of each Investor under this Section 4 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.10.

     4.6 EXCLUDED SECURITIES. The rights of first refusal established by this
Section 4 shall not apply to any of the following Equity Securities:

          (A) up to an aggregate amount of 3,000,000 shares (as adjusted for stock splits, combinations, recapitalizations and the like, and net of any repurchases of such shares or cancellations or expiration of such options, warrants or other rights) of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights issued or to be issued to employees, officers or directors of, or consultants or advisors, strategic partners, lenders and other creditors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

          (B) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board of Directors;

          (C) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

          (D) shares of Common Stock issued upon conversion of the Shares; and

          (E) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act.

SECTION 5. MISCELLANEOUS.

     5.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of DELAWARE as applied to agreements among Delaware residents entered into and to be performed entirely in Delaware.

     5.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Investor and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

     5.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities in compliance with Section 2.1 hereof specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

     5.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

     5.5 SEVERABILITY. In case any provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     5.6 AMENDMENT AND WAIVER.

          (A) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least seventy-five percent (75%) of the Registrable Securities.

          (B) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least seventy-five percent (75%) of the Registrable Securities.

          (C) Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company to include additional purchasers of Preferred Stock as "INVESTORS," "HOLDERS" and parties hereto.

          (D) Any amendment or waiver effected in accordance with this Section shall be binding upon the Company and each Holder and each transferee of a Holder.

          (E) For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

     5.7 DELAYS OR OMISSIONS. Subject to Section 5.6, it is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance of another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. Subject to Section 5.6, it is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

     5.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

     5.9 ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     5.10 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     5.11 ADDITIONAL INVESTORS. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Preferred Stock pursuant to the Purchase Agreement, any purchaser of such shares of Preferred Stock may become a party to this Agreement without the consent of any other party hereto except the Company by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an "INVESTOR" hereunder.

     5.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

                                        COMPANY:

                                        IMARX THERAPEUTICS, INC.


                                        By: /s/ Evan Unger
                                            ------------------------------------
                                            Evan C. Unger, M.D.
                                        Its: Chief Executive Officer

                                        1635 East 18th Street
                                        Tucson, Arizona 85719
                                        Telephone: (520) 770-1259
                                        Fax: (520) 791-2437
                                        Email: jcarlyle@imarx.com
                                        Attn: Jean Carlyle, CFO

INVESTORS:

-------------------------------------
Name of Entity (if applicable):


By:
    ---------------------------------
Print Individual Name:
                       --------------
Print Title (if applicable):
                             --------
Address:
         ----------------------------

         ----------------------------
Telephone:
           --------------------------
Fax:
     --------------------------------
Email:
       ------------------------------
Attn:
      -------------------------------

        [Amended nad restated investor Rights Agreement Signature Page]